
SELECTED CONSOLIDATED DATA (UNAUDITED)               U S WEST, INC.

                      Quarter Ended          Nine Months Ended
In millions, except    September 30,      %       September 30,    %
per share amounts     1998       1997     Change   1998     1997   Change
------------------- -------    -------    --------------  -------  ------

Normalized access lines (thousands):
 Business             4,904      4,721      3.9    4,904    4,721     3.9
 Consumer            11,509     11,108      3.6   11,509   11,108     3.6
Total                16,413     15,829      3.7   16,413   15,829     3.7

Access lines
 (thousands):
 Business             4,903      4,721      3.9    4,903    4,721     3.9
 Consumer            11,505     11,108      3.6   11,505   11,108     3.6
Total access lines   16,408     15,829      3.7   16,408   15,829     3.7

Billed access minutes of use (millions):
 Interstate          14,707     13,760      6.9   43,868   41,085     6.8
 Intrastate           3,107      2,960      5.0    9,206    8,702     5.8
Total minutes of use 17,814     16,720      6.5   53,074   49,787     6.6

Employees:
 U S WEST, Inc.      53,758     50,661      6.1   53,758   50,661     6.1
 Telephone
  operations only    45,654     43,388      5.2   45,654   43,388     5.2
Telephone empl per
 10,000 access lines   27.8       27.4      1.5     27.8     27.4     1.5

Dividends per
 common share (#1)  $  0.535$    0.535      -  $   1.605$   1.605     -
Common shares
 outstanding (#1)     502.1      499.8      0.5    502.1    499.8     0.5
Capital expend      $   589     $  712    (17.3) $ 1,920  $ 1,644    16.8
EBITDA (#2)           1,357      1,297      4.6    3,923    3,905     0.5
EBITDA margin          43.6%      43.8%      -      42.8%    45.1%     -
Debt-to-capital
 ratio (#3)            56.0%      55.6%#     -      56.0%    55.6%#    -

<F1>
# As of December 31, 1997.
<F2>
# 1: Dividends per common share for the nine month period of 1998 and for the three and nine month periods of 1997, and common shares outstanding at September 30, 1997 are pro forma and assume the Separation had been consummated as of each period indicated.
<F3>
# 2: Earnings before interest, taxes, depreciation, amortization, and other (EBITDA). EBITDA also excludes gains on asset sales.
<F4>
# 3: Telephone operations only.


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